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                                                                    EXHIBIT 32.1


        The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: SPX Corporation

Ladies and Gentlemen:

        In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), each of the undersigned hereby certifies that:


                (i)     this Amendment No. 1 to the Quarterly Report on
        Form 10-Q, for the period ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d));


                and


                (ii) the information contained in this amended report fairly presents, in all material respects, the financial condition and results of operations of SPX Corporation.

Dated as of this 15th day of September 2003.


/s/ John B. Blystone                   /s/ Patrick J. O'Leary
------------------------------         ---------------------------------------
John B. Blystone                       Patrick J. O'Leary
Chairman, President and Chief          Vice President, Finance, Treasurer and
Executive Officer                      Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to SPX Corporation and will be retained by SPX Corporation and furnished to the Securities and Exchange Commission or its staff upon request.